For Immediate Release

Prologis Reports Fourth Quarter and Full-Year 2016 Earnings Results

SAN FRANCISCO (January 24, 2017) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the fourth quarter and full year 2016.

Net earnings per diluted share was $0.82 for the quarter and $2.27 for the year compared with $0.23 and $1.64 for the same period in 2015. The year-over-year increase is due primarily to improved operating conditions and higher net promote income. Core funds from operations per diluted share* was $0.63 for the quarter and $2.57 for the year compared with $0.64 and $2.23 for the same period in 2015. The 15 percent annual year-over-year increase reflects improved operating conditions and higher net promote income.

“The fourth quarter represented the culmination of Vision 2016 and our results are a testament to the strength of our global portfolio, setting a new high-water mark for performance,” said Hamid R. Moghadam, chairman and CEO, Prologis. “The team delivered record occupancy with double-digit rent growth, above-average value creation and outsized promotes from our strategic capital ventures.”

Moghadam added, “I believe we are now at the cusp of yet another important market transition to a phase for which Prologis is ideally positioned.  We entered 2017 with significant embedded earnings potential from the combination of rolling in-place leases to market and building out our land bank in the world’s premier consumption markets.”

FOCUS ON QUALITY LOCATIONS DRIVES POWERFUL OPERATING PERFORMANCE

Owned & Managed	4Q16	4Q15	Notes
Period End Occupancy	97.1%	96.9%	Ended 2016 with record global occupancy
Leases Signed	39MSF	40MSF	More than 180MSF leased in 2016
Customer Retention	79.8%	85.9%

Prologis Share	4Q16	4Q15	Notes
Net Effective Rent Change	16.0%	12.4%	Led by the U.S. at 23.2%
Cash Rent Change	7.0%	2.9%
Net Effective Same Store NOI*	3.2%	6.6%	5.6% for full-year 2016, led by the U.S. at 6.9%
Cash Same Store NOI*	4.4%	4.5%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

DEVELOPMENT BUSINESS CONTINUES TO ACHIEVE STRONG MARGINS

Prologis Share (Millions of $)	4Q16	2016
Building Acquisitions	$127	$247
Weighted avg stabilized cap rate	5.2%	5.7%
Development Stabilizations	$674	$2,155
Estimated weighted avg yield	6.5%	6.8%
Estimated weighted avg margin	23.9%	26.5%
Estimated value creation	$161	$571
Development Starts	$717	$1,809
Estimated weighted avg margin	23.3%	20.2%
Estimated value creation	$167	$365
% Build-to-suit	34.3%	41.7%
Total Dispositions (Buildings and Land) and Contributions	$934	$2,626
Weighted avg stabilized cap rate (excluding land and other real estate)	5.4%	5.8%

“We continue to allocate capital to profitable development projects on our strategic land bank,” said Michael Curless, chief investment officer, Prologis. “Record low vacancies in most of our markets combined with the need for faster delivery times are resulting in strong demand for development product from our customers, who require well-located logistics space to fulfill their needs.”

UPGRADE TO A-/A3 RATING UNDERSCORES FORTRESS BALANCE SHEET

During the fourth quarter, Moody’s and S&P upgraded Prologis’ credit rating to A3 and A-, respectively.

“These upgrades are an important achievement for our company,” said Thomas S. Olinger, chief financial officer, Prologis. “They are an acknowledgement of the strength of our balance sheet and our prudent financial management. The upgrades also reflect the quality of our global portfolio, our industry-leading operating performance and our growth potential.”

Olinger added, “We ended the year with the strongest balance sheet in the company’s history and we have liquidity of more than $4 billion.”

2017 GUIDANCE

Earnings (per diluted share)

Net Earnings	$1.55 to $1.70
Core FFO*	$2.60 to $2.70

Operations

Year-end occupancy	95.5% to 96.5%
Net Effective Same Store NOI – Prologis share*	4.0% to 5.0%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

Other Assumptions (in millions)

Strategic capital revenues	$205 to $215
Net promote income	$35 to $45
General & administrative expenses	$210 to $220
Realized development gains	$250 to $300

Capital Deployment (in millions)Prologis Share           Owned and Managed

Development stabilizations	$1,600 to $2,000	$1,900 to $2,300
Development starts	$1,600 to $1,900	$2,000 to $2,400
Building acquisitions	$100 to $300	$200 to $500
Building and land dispositions	$850 to $1,100	$1,300 to $1,700
Building contributions	$850 to $1,100	$1,000 to $1,300

The earnings guidance described above includes potential future gains (losses) recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, acquisition costs, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2017 relates predominantly to these items. Please refer to our fourth quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, January 24, 2017, at 12 p.m. U.S. Eastern Time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 877-447-8218 or +1 973-409-9692 and enter Passcode 33699077.

A telephonic replay will be available January 24-January 31 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 33699077. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2016, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 676 million square feet (63 million square meters) in 20 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.